UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2013

MOLINA HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31719	13-4204626
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Oceangate, Suite 100, Long Beach, California 90802

(Address of principal executive offices)

Registrant’s telephone number, including area code: (562) 435-3666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On February 20, 2013, Molina Healthcare, Inc. (the “Company”) issued a press release updating its 2013 guidance provided on February 7, 2013, to include the impact of the issuance of $550 million aggregate principal amount of cash convertible senior notes on February 15, 2013, and certain projected increases to its health care revenue. The full text of the press release is attached as Exhibit 99.1 to this report. The information contained in the websites cited in the press release is not part of this report.

In addition, on February 21, 2013, the Company presented and webcast certain slides as part of the Company’s presentation at its Investor Day Conference held in New York City. A copy of the Company’s complete slide presentation is included as Exhibit 99.2 to this report. An audio and slide replay of the live webcast of the Company’s Investor Day presentation will be available for 30 days from the date of the presentation at the Company’s website, www.molinahealthcare.com, or at www.earnings.com. The information contained in such websites is not part of this current report.

The information in this Form 8-K and the exhibits attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release of Molina Healthcare, Inc. issued February 20, 2013.

99.2	Slide presentation given at the Investor Day Conference of Molina Healthcare, Inc. on February 21, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date: February 21, 2013	By	/s/ Jeff D. Barlow
Jeff D. Barlow
Sr. Vice President—General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Molina Healthcare, Inc. issued February 20, 2013.

99.2	Slide presentation given at the Investor Day Conference of Molina Healthcare, Inc. on February 21, 2013.